Exhibit 99.b(h)

                               BUSINESS AGREEMENT

         THIS BUSINESS AGREEMENT made as of the _____ day of February, 2002 by and among American International Life Assurance Company of New York, a New York corporation (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company identified in Schedule A hereto (each, an "Account" and collectively, the "Accounts"), American Funds Distributors, Inc., (the "Underwriter") a California corporation and American Funds Service Company, a California corporation (the "Transfer Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company issues certain group variable contracts ("Contracts") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b), 408 or 457 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Class A shares of the investment companies identified in Schedule B hereto (each a "Fund" and collectively, the "Funds") on behalf of each corresponding Account set forth on Schedule A to fund the Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

         Whereas, the Transfer Agent will establish an account or accounts on its mutual fund shareholder accounting system to reflect the Accounts' ownership of shares of the Funds and all transactions by the Accounts involving such shares;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

         1. Establishment of Accounts; Availability of Funds. The Company represents that it has established under New York law the Accounts identified in Schedule A hereto. Each of the Accounts is, as of the date of this Agreement, registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940, as amended, to serve as a segregated asset account for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to each Account for investment in shares of the appropriate Funds as selected among those investments available through the Contracts to act as underlying investment media.

      2. Marketing and Promotion. The Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to the Funds as is given to other underlying investments available through the Contracts. In marketing and administering its Contracts, the Company will comply with all applicable state and federal laws.

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         3.  Sale of Fund Shares.

                  (a) Appointment of Company as Agent. Subject to and in accordance with the terms and procedures hereof, the Company is hereby appointed as the agent of the Transfer Agent, and the Company hereby accepts such appointment, for the limited purpose of treating instructions received by the Company from Contract owners as to the allocation of Contract purchase payments, Contract transfers and Contract surrenders (to the extent such instructions would result in the purchase or redemption of Fund shares by the Company) ("Instructions") as receipt by the Transfer Agent of purchase and redemption orders for shares of each Fund. Notwithstanding the Company's appointment hereunder as the agent of the Transfer Agent for the sole purpose of receiving Instructions for the purchase and redemption by the Company and its Accounts of Fund shares, the Company shall not be, nor hold itself out to the public or engage in any activity as, an agent for the Transfer Agent in respect of or in connection with the distribution or marketing of shares of the Funds.

                  It is acknowledged and agreed by the parties that the availability of shares of any Fund shall be subject to such Fund's then current prospectus and Statement of Additional Information, federal and state securities laws and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD").

                  (b) Receipt of Instructions by Company. In the case of any orders resulting from Instructions received by the Company on any day on which the New York Stock Exchange is open for trading (a "Business Day") prior to the time the net asset value of shares of each Fund is determined (the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time) (the "Market Close"), such orders shall be accorded a trade date on the Transfer Agent's accounting system that is the date of receipt of the Instructions by the Company, except as set forth in Section 3(e) below. Any purchase or redemption order resulting from Instructions received by the Company on any Business Day after the Market Close shall be accorded a trade date on the Transfer Agent's accounting system that is the next Business Day.

                (c) Issuance of Fund Shares. Issuance and transfer of shares of each Fund shall be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares purchased from each Fund will be recorded on the Transfer Agent's accounting system in the appropriate Account or subaccount thereof based upon information provided to the Transfer Agent by the Company.

                (d) Transmission of Orders by Company. Based on the Instructions received by the Company on each Business Day, the Company shall transmit to the Transfer Agent by 9:00 a.m. Eastern Time on the following Business Day, a fax transmission containing the net purchase or redemption order, in dollars, by each Account of the Company (or in the aggregate for all Accounts, if that has been agreed to in advance by the parties) for shares of each Fund for the preceding Business Day. Each transmission by the Company of a net purchase or redemption order shall constitute a representation by the Company that such net order was based solely on Instructions from Contract owners received by the Company prior to the Market Close on the previous Business Day, and that such net order included all Instructions so received by the

Company. The Company shall maintain records sufficient to identify the date and time of receipt of all Instructions involving the Fund and shall make such records available upon request for examination by the Underwriter, the Transfer Agent or their designated representative(s) or, at the request of the Underwriter or the Transfer Agent, by appropriate governmental authorities.

                (e) Extraordinary Events. The Company is not authorized to accept as the Fund's agent any purchase or redemption of shares where such order is the result of an "Extraordinary Event" of which the Company is aware, unless the Company has notified the Fund of such order, by calling the Company's assigned Contact Person, as soon as practicable following the Company becoming aware of the Extraordinary Event and in no event later than 1:00 p.m. Eastern Time on the trade date. For these purposes, an "Extraordinary Event" shall mean an event outside the normal operation of an Account such as an entire Account moving into or out of the Company's account with the Fund, or an asset transfer, merger, acquisition or divestiture. In accordance with the prospectus of each Fund, the Transfer Agent reserves the right to refuse any purchase order, or to delay settlement of any redemption order which the Transfer Agent, in its sole discretion, deems disruptive or detrimental to the applicable Fund.

                (f) Wiring of Funds. In the case of a net purchase order, the Company shall remit to the Transfer Agent the exact amount of requisite funds to cover such order by Federal Fund wire by 4:00 p.m. Eastern Time on the Business Day on which the transmission containing the net purchase order is transmitted to the Transfer Agent or, if such day is not a Business Day, on the next Business Day (the "Settlement Date"). If the Company becomes aware that the Transfer Agent may not receive, prior to the Market Close on the Settlement Date, a wire transfer relating to a net purchase order, the Company shall promptly inform the Transfer Agent of the facts and circumstances thereof and shall cooperate with the Transfer Agent with the goal of the Transfer Agent receiving such purchase proceeds as soon as reasonably possible. Notwithstanding the immediately preceding sentence, if a wire transfer relating to an aggregate purchase order is not received by the Transfer Agent prior to Market Close on the appropriate Settlement Date, the Transfer Agent reserves the right to: redeem the shares for which payment has not been received on any Business Day subsequent to the appropriate Settlement Date if (A) the Transfer Agent has further notified the Company by no later than 12:00 noon Eastern Time on the Business Day following the Settlement Date that the Transfer Agent still has not received the delayed wire transfer relating to the net purchase order and (B) the Transfer Agent still has not received the delayed wire by one hour prior to Market Close on such subsequent Business Day.

                In the case of a net redemption order, the Transfer Agent shall initiate instructions with sufficient time to enable the sending bank to remit to the Company the exact amount of requisite funds to cover such order by Federal Fund wire sent by the Transfer Agent by 4:00 p.m. Eastern Time on the Business Day that the transmission containing the net redemption order is received by the Transfer Agent or, if such day is not a Business Day, on the next Business Day; provided, however, that in the event that the Company's account in a Fund is redeemed in full such that it will have a zero balance on such Business Day, the Transfer Agent reserves the right to wire, or to cause to be wired, the redemption proceeds within the time frame set forth in the applicable Fund prospectus. If the Transfer Agent becomes aware that the Company may not receive the wire transfer relating to a net redemption order by 4:00 p.m. Eastern Time on the appropriate date, the Transfer Agent shall promptly inform the Company of the facts and circumstances thereof and shall cooperate with the Company with the goal of the Company receiving such proceeds as soon as reasonably possible.

                (g) Transmission by the Transfer Agent of Share Price and Distribution Information. The Transfer Agent shall use its best efforts to transmit to the Company by 6:30 p.m. Eastern Time on each Business Day a file identifying the net asset value per share (or "share price") of the Funds as of the Market Close on that Business Day. The Transfer Agent shall also transmit to the Company by 6:30 p.m. Eastern Time on the first Business Day following each record date established for the payment of dividend or capital gains distributions by a Fund a file containing the dividend or capital gains distribution rate for such payment. The Company elects to receive income, dividend and capital gain distributions in additional shares of the Funds and it reserves the right to revoke this election and receive all such distributions in cash. The Company shall not be entitled to rely on any source of share price or distribution information other than such transmission by the Transfer Agent.

                (h) Confirmations. The Transfer Agent shall transmit to the Company by 8:30 a.m. Eastern Time on each Business Day a confirmation of any net purchase or redemption orders for shares of a Fund with a trade date of the second preceding Business Day. However, on any Business Day that is the first Business Day of the month, the Transfer Agent shall transmit such confirmation by 11:00 a.m. Eastern Time.


                (i) Processing Adjustments. Each business day the Company and the Transfer Agent will reconcile their records so that an appropriate number of shares of each Fund is credited to the Accounts invested in the Fund.

                        (i) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Section 3 which is caused by the Transfer Agent, the Transfer Agent shall make any adjustments on its accounting system necessary to correct such error or delay and shall reimburse the Accounts for any material losses incurred directly as a result of the error or delay.

                        (ii) In the event of any error or delay with respect to the procedures outlined in this Section 3 which is caused by the Company, the Company shall adjust its records accordingly in order to correct such error or delay. The Company will notify the Transfer Agent of the error and required correction and shall reimburse the Transfer Agent for any material losses incurred as a result of the error or delay. In the event of an error or delay caused by the Company, the Transfer Agent will process any adjustment with the trade date of the day such error or delay is identified by the Company to the Transfer Agent.

                        (iii) The Company and Transfer Agent, respectively, each
                              agree to provide the other prompt notice of any errors or delays of the type referred to in this
                              Section 3and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

                (j) Pricing Errors. In the event of an error in the computation of a Fund's net asset value per share which, in accordance with procedures adopted by each Fund's Board of Directors consistent with views expressed by the staff of the SEC regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of an Account (a "Pricing Error"), the Transfer Agent shall notify the Company as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, the Transfer Agent shall reimburse the affected Fund for any material loss and shall make appropriate adjustments to the Company's accounts, which adjustments shall net the impact of individual Contract gains and losses; this will result in either a net payment to the Account from the Fund (in the event of net Contract losses) or from the Account to the Fund (in the event of net Contract gains), but only to the extent the Company is able to and does subtract such gains from the Contract's Account Values.

         4. Expenses.

                (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Transfer Agent under this Agreement shall be paid by each Fund, including the cost of registration of such Fund's shares with the SEC and in states where required. All expenses incident to the performance by the Company under this Agreement shall be paid by the Company.

                (b) The Underwriter or the Transfer Agent shall provide the Company, upon request, with sufficient copies of each Fund's proxy material, periodic reports to shareholders, prospectuses and other materials that are required by law to be sent to Fund shareholders. In addition, the Underwriter or the Transfer Agent shall provide the Company, upon request, with a sufficient quantity of each Fund's prospectuses to be used in connection with the Company's offerings and the transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by the Funds, and the cost of distributing such materials shall be paid by the Company; provided, however, that if at any time the Underwriter or Transfer Agent reasonably deems the usage of such items to be excessive, the Underwriter or the Transfer Agent may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

        5. Company Use of Names. The Company agrees and acknowledges that each Fund, the Underwriter and the Transfer Agent is the sole owner of its name and marks, and that any and all use of any designation comprised in whole or in part of the use of those names and marks under this Agreement shall inure to the benefit of the Fund, the Underwriter and the Transfer Agent, as applicable. The use by the Company of those names and marks in any advertisement or sales literature or other promotional materials shall occur only with the prior consent of the Underwriter or Transfer Agent on behalf of the Funds. Except to the extent required by law, the Company shall not, without the prior consent of the Underwriter or Transfer Agent, make written representations regarding a Fund, the Underwriter, the Transfer Agent or any of their affiliates, except those contained in the then current prospectus and in the then current sales literature for the Funds.

        6. Administration of Accounts. Administrative services to purchasers of Contracts, including, without limitation, all recordkeeping, shall be the responsibility of the Company and shall not be the responsibility of the Transfer Agent. The Transfer Agent shall recognize the appropriate Account as the sole shareholder of each of the respective Fund shares issued to such Account under this Agreement.

        7. Representations and Warranties. The Underwriter, the Transfer Agent and the Company, respectively, each represents that it has obtained and shall maintain all authorizations, licenses, qualifications or registrations of any governmental body required of it in connection with this Agreement and that such registrations are and will remain in full force and effect during the term of this Agreement, and that it will promptly notify the other party in the event that it is unable to perform any of its obligations under this Agreement.

                  (a) The Company further represents and warrants that:

                        (i) it has full power and authority to enter into and
                  perform this Agreement;

                        (ii) (A) its internal control systems for the processing
                  and transmission of orders for the purchase and redemption of Fund shares are designed to monitor, regulate and exclude orders received after the Market Close on each Business Day from being aggregated and communicated to the Transfer Agent or its designee with orders received before Market Close on such Business Day (consistent with the requirements of Section 22(c) of the Investment Company Act of 1940 and Rule 22c-1 thereunder and the registration statements of each Fund); and
                  (B) its internal control systems shall implement commercially reasonable efforts, in accordance with general industry standards, to assure that such processing of transactions occurs without error or omission, and does not result in late transmission of orders to the Transfer Agent;

                        (iii) it is not required to be registered as
                  broker-dealer under any applicable federal securities laws as a result of entering into and performing the services set forth in this Agreement; and

                        (iv) all purchases and redemptions of Fund shares
                  contemplated by this Agreement shall be effected in accordance with each Fund's then current prospectus.

                  (b) The Transfer Agent and the Underwriter further represent and warrant that:

                        (i) each Fund is an open-end investment company
                  registered under the Investment Company Act of 1940, as amended; and

                        (ii) a registration statement under the Securities Act
                  of 1933, as amended, is current and appropriate state securities law filings have been made and will continue to be made with respect to all shares of the Funds being offered for sale.

        8. Termination. This Agreement shall terminate as to the issuance of new
Contracts:

                (a) at the option of either the Company, the Underwriter or the Transfer Agent upon three months' advance written notice to the other, or any mutually agreed upon time period;

                (b) at the option of the Company if shares of the Funds are not available for any reason to meet the requirements of the Contracts as determined by the Company, provided that reasonable advance notice of election to terminate shall be furnished by the Company;

                (c) at the option of either the Company, the Underwriter or the Transfer Agent upon institution of formal proceedings against the Company, the Underwriter or the Transfer Agent by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the duties of the Company, the Underwriter or the Transfer Agent under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Accounts, or the purchase of Fund shares, which in the judgment of the Company, the Underwriter or the Transfer Agent are reasonably likely to have a material adverse effect on the ability of the Company, the Underwriter or the Transfer Agent to perform their obligations under this Agreement; or

                (d) upon assignment of this Agreement unless made with the written consent of the other parties hereto; or

                (e) if Fund shares are not registered, issued or sold in compliance with federal law or such law precludes the use of Fund shares as the underlying investment medium of Contracts issued or to be issued by the Company, provided that prompt notice shall be given by any of the parties should such situation occur.

         9. Continuation of Agreement. In the event of termination of this Agreement as a result of any cause listed in paragraph 8 of this Agreement, the Underwriter will no longer be obligated to furnish Fund shares to Contracts then in force for which Fund shares serve or may serve as the underlying investment medium, including in the event that such further sale of Fund shares is proscribed by law or the SEC or other regulatory body. Termination as a result of any cause listed in paragraph 8 of this Agreement shall not affect the ability of the Contracts then in force to continue to hold Fund shares they held at the time of termination.

         10.  Advertising Materials; Filed Documents.

                (a) All advertising and literature with respect to the Funds prepared by the Company or its agents for use in marketing the Contracts will be submitted to the Underwriter for review and acceptance in the Underwriter's sole discretion before such material is first used.

                (b) The Underwriter will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of such documents with the SEC or other regulatory authorities.

        11. Proxy Voting. The Company, as the sole shareholder of Fund shares issued under this Agreement, shall vote such shares in accordance with instructions received from persons having a voting interest in the Funds. If and to the extent required by law, the Company shall distribute all proxy material furnished by the Funds to Contract owners to whom voting privileges are required to be extended and shall:

            (a) solicit voting instructions from Contract owners;

            (b) vote Fund shares held in the Account in accordance with instructions received from Contract owners; and

            (c) vote Fund shares held in the Account for which no timely instructions have been received, in the same proportion as Fund shares for which instructions have been received from the Company's Contract owners.

        12. Diversification. The Underwriter represents that each Fund has elected to be qualified as a Regulated Investment Company under Subchapter M of the Code, and will maintain such qualification (under Subchapter M or any successor or similar provision). Without limiting the scope of the foregoing, the Underwriter represents and warrants that each Fund will, at a minimum, meet the diversification requirements of Section 5(b)(1) of the Investment Company Act of 1940 ("Act"), relating to the diversification requirements for open-end management companies, and any amendments or other modifications to such Section, as if those requirements applied directly to each Fund.

        13. Indemnification.

                (a) The Company agrees to indemnify and hold harmless each Fund, the Underwriter, the Transfer Agent and each of their respective directors, officers, employees, agents and each person, if any, who controls the Funds within the meaning of the Act against any losses, claims, damages or liabilities to which the Fund or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the current registration statement, prospectus or sales literature of the Company or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Company's lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement or (iii) any breach by the Company of any representation, warranty or covenant made in this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by the Funds, the Underwriter, the Transfer Agent or any such director, officer, employee, agent, investment adviser or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statements, prospectuses or sales literature in conformity with then current written materials furnished to the Company by the Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) The Underwriter and the Transfer Agent agree to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the current registration statement, prospectus or sales literature of the Funds or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Underwriter's or the Transfer Agent's lack of good faith, gross negligence or willful misconduct in carrying out their duties and responsibilities under this Agreement or (iii) any breach by the Underwriter or Transfer Agent of any representation, warranty or covenant made in this Agreement. The Underwriter or the Transfer Agent will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, investment adviser or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Underwriter nor the Transfer Agent will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statements, prospectuses or sales literature in conformity with then current written materials furnished to the Underwriter or the Transfer Agent by the Company specifically for use therein. This indemnity agreement will be in addition to any liability, which the Underwriter and the Transfer Agent may otherwise have.

                (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of an action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it form any liability which it may have to any indemnified party otherwise than under this Section 13. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        14. Miscellaneous.

                (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

                (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by fax, telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties:

                To the Company:

                American International Life
                 Assurance Company of New York
                Pensions Department
                80 Pine Street/13th Floor
                New York, NY 10005
                Attention Robert Goldbloom

                To the Underwriter:

                American Funds Distributors, Inc.
                333 S. Hope Street, 55th Floor
                Los Angeles, CA 90071
                Attention:  Michael J. Downer, Secretary
                Facsimile:  213-486-9041

                To the Transfer Agent:

                American Funds Service Company
                333 S. Hope Street, 55th Floor
                Los Angeles, CA 90071
                Attention:  Kenneth R. Gorvetzian, Secretary
                Facsimile:  213-486-9041

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

                (b) Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective permitted successors and assigns.

                (c) Back-up Files. The Company shall maintain back-up files stored in an appropriate location at no cost to the Transfer Agent or the Funds. The purpose of backup and recovery procedures is to permit file recovery in the event of disruption of normal processing.

                (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                (e) Compliance with Applicable Laws. The Company, the Underwriter and the Transfer Agent will conduct each of the activities pursuant to this Agreement in compliance with all applicable laws, rules and regulations, including, but not limited to, the securities laws governing the sale of mutual fund shares.

                (f) Anti-Money Laundering Policies. To the extent legally required, the Company, the Underwriter and the Transfer Agent agree to comply with all money laundering rules, regulations and government guidance, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance.

                (g) Authorized Persons. For purposes of this Agreement, the Company will designate "Authorized Persons" entitled to act on its behalf in connection with this Agreement. "Authorized Person" will mean any officer or employee of the Company properly designated by the Company.

                (h) Confidentiality. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information, except as may be required in order to fulfill its obligations under this Agreement, until such time as it may come into the public domain, except to the extent that such names and addresses were rightfully in a party's possession free of any obligation of confidentiality at or subsequent to the time such names and addresses were communicated to such party by the other party.

                (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

                (j) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                (k) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the Company's utilizing the Funds

                (l) Survival. Paragraph 13 of this Agreement shall survive any termination of this Agreement.

identified herein in the Contracts and supersedes all prior agreements and understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the day and year first above written.


                                AMERICAN INTERNATIONAL LIFE ASSURANCE
                                  COMPANY OF NEW YORK

                                By:___________________________________

                                Its:__________________________________


                                AMERICAN FUNDS DISTRIBUTORS, INC.


                                By:___________________________________

                                Its:__________________________________

                                AMERICAN FUNDS SERVICE COMPANY


                                By:___________________________________

                                Its:__________________________________

                                   SCHEDULE A

                                  THE ACCOUNTS


Variable Account A of American International Life Assurance Company of New York

                                   SCHEDULE B

                                    THE FUNDS


AMCAP Fund,(R)Inc.
The Bond Fund of America,(SM) Inc.
Capital World Growth and Income Fund,(SM) Inc.
EuroPacific Growth Fund(R)
The Investment Company of America(R)
The New Economy Fund(R)
SMALLCAP World Fund,(R) Inc.
Washington Mutual Investors Fund, Inc.(SM)